Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000

Targa Resources Corp. Prices Upsized Public Offering of Common Stock

HOUSTON, January 23, 2017 (GLOBE NEWSWIRE) — Targa Resources Corp. (the “Company”) (NYSE:TRGP) announced today that it has priced an underwritten public offering of 8,000,000 shares of its common stock at $57.65 per share, which was upsized from the previously announced offering of 7,000,000 shares. The Company granted the underwriter a 30-day option to purchase up to an additional 1,200,000 shares of common stock. The offering is expected to close on or about January 26, 2017, subject to customary closing conditions.

The Company expects to receive net proceeds of approximately $455.7 million (or approximately $524.1 million if the underwriter exercises in full its option to purchase additional shares of common stock), after deducting the underwriter’s discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds from this offering, including any net proceeds from the underwriter’s exercise of its option to fund a portion of the $565 million initial purchase price of the previously announced acquisition of 100% of the membership interests of Outrigger Delaware Operating, LLC, Outrigger Southern Delaware Operating, LLC and Outrigger Midland Operating, LLC (the “Outrigger Permian Acquisition”). This offering is not conditioned on the consummation of the Outrigger Permian Acquisition. Prior to funding the Outrigger Permian Acquisition, or if the Company does not complete the pending Outrigger Permian Acquisition, the Company may use some or all of the net proceeds for general corporate purposes, which may include, among other things, repayment of indebtedness (including the indebtedness of Targa Resources Partners LP (the “Partnership”)), acquisitions, capital expenditures, additions to working capital and redeeming or repurchasing some of the Partnership’s outstanding notes.

Barclays Capital Inc. is acting as book-running manager in the offering.

The offering is being made pursuant to an effective shelf registration statement on Form S-3 and prospectus filed by the Company with the Securities and Exchange Commission (“SEC”) and which became effective on May 23, 2016. The offering will be made only by means of a preliminary prospectus supplement and the accompanying base prospectus, copies of which may be obtained on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus may be obtained from the offices of:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (888) 603-5847

Email: Barclaysprospectus@broadridge.com

This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such state or jurisdiction.

About Targa Resources Corp.

Targa Resources Corp. is a leading provider of midstream services and is one of the largest independent midstream energy companies in North America. The Company owns, operates, acquires, and develops a diversified portfolio of complementary midstream energy assets. The Company is primarily engaged in the business of: gathering, compressing, treating, processing, and selling natural gas; storing, fractionating, treating, transporting, and selling NGLs and NGL products, including services to LPG exporters; gathering, storing, and terminaling crude oil; storing, terminaling, and selling refined petroleum products.

The principal executive offices of Targa are located at 1000 Louisiana, Suite 4300, Houston, TX 77002 and their telephone number is 713-584-1000.

Forward-Looking Statements

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the Company’s control, which could cause results to differ materially from those expected by management of the Company. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas, natural gas liquids and crude oil, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company does not undertake an obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact investor relations by phone at (713) 584-1133.

Jennifer Kneale

Vice President - Finance

Matthew Meloy

Executive Vice President and Chief Financial Officer